UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2015 (November 22, 2015)

TIGER JIUJIANG MINING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54567
(State or other jurisdiction of	(Commission File Number)
incorporation)

6/F, No.81 Meishu East Road, Kaohsiung, Taiwan	804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-755-9766

 _______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2015, by unanimous vote of the shareholders of Tiger Jiujiang Mining, Inc., a Wyoming corporation (the “Company”), the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with VinCompass Corp., a California corporation (“VinCompass”), the shareholders of VinCompass (the “VinCompass Shareholders”), and the controlling stockholders of the Company (by unanimous vote) (the “Tiger Controlling Stockholders”). Pursuant to the Share Exchange Agreement, the Company will acquire 5,200,000 (100%) shares of common stock of VinCompass from the VinCompass Shareholders (the “VinCompass Shares”) and in exchange will issue 26,000,000 restricted shares of its common stock to the VinCompass Shareholders (the “Tiger Shares”). As a result of the Share Exchange Agreement, VinCompass will become a wholly-owned subsidiary of the Company upon closing and the Company will carry on the business of VinCompass as its primary business. The Share Exchange Agreement contains customary representations, warranties and conditions to closing. The closing of the Share Exchange Agreement (the “Closing”) will occur upon completion of due diligence by both parties (the “Closing Date”).

As a result of the Share Exchange Agreement, at the Closing Date:

(a) each outstanding VinCompass Share will be cancelled, extinguished and converted into and became the right to receive a pro rata portion of the Tiger Shares which equaled the number of VinCompass Shares held by each VinCompass Shareholder multiplied by the exchange ratio of 5 to 1 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share. Based on the Exchange Ratio, as a result of the Share Exchange Agreement, the VinCompass Shareholders will own a total of 26,000,000 post-slit restricted shares of common stock of the Company.

(b) Change Ya-Ping will irrevocably cancel a total of 5,000,000 (pre-split) restricted shares of common stock of the Company.

(c) Prior to the Closing Date, Chang Ya-Ping will resign as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer of the Company but shall remain a member of the board of directors of the Company until the Closing Date, and Mr. Peter Lachapelle shall be appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a member of the Board of Directors of the Company.

A description of the specific terms and conditions of the Share Exchange Agreement is set forth in the Share Exchange Agreement filed herewith as Exhibit 2.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS

Resignations of Officers and Directors

On November 25, Chang Ya-Ping resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Officers and Directors

On November 25, 2015, prior to the Closing Date of the Share Exchange Agreement and as a condition to the Closing, the appointment of Peter Lachapelle as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole member of the Board of Directors of the Company became effective.

The biography for Mr. Lachapelle is set forth below:

Peter Lachapelle, 54, is the Founder and CEO of VinCompass. In Lachapelle’s 25 plus years of industry experience, prior to founding VinCompass, he was a Vice President and Special Advisor at IHS Inc. (IHS – NYSE). This role involved providing solutions to complex customer business problems within the IHS Product Life Cycle and Environment domains. IHS, Inc. provided critical information / insights, decision- support tools, and related services. During this time Peter also functioned as the Executive Sponsor of REACH Compliance Solutions.

Prior to IHS he also held various General Manager / Vice President roles at i2 Technologies (ITWO – NASDAQ), a leading supply chain solutions company. Previous to his time at i2, he was the President of Canadian and Latin American wholly owned subsidiaries of Mentor Graphics (MENT - NASDAQ), an electronic design automation company. In his early career he co-founded an electronics distribution company.

Lachapelle received his masters of business administration from the University of Western Ontario. He has also completed various executive development programs at Harvard, ESIE, Kellogg, The Massachusetts Institute of Technology and Stanford University.

Family Relationships

There is no family relationship between Mr. Lachapelle and any of the Company's directors or officers.

Related Party Transactions

Mr. Lachappelle is currently a shareholder of VinCompass and upon closing of the Share Exchange he shall become a shareholder of the Company. There are no other related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 22, 2015, the Company’s shareholders voted unanimously to file a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Wyoming. As a result of the Amendment, the Company shall change its name with the State of Wyoming from Tiger Jiujiang Mining, Inc. to VinCompass Corp and to increase the total number of authorized stock of the Corporation from 400,000,000 to 402,000,000 shares consisting of: (i) 400,000,000 shares of common stock, par value $0.001 per share (“Common Stock”); and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The Preferred Stock shall have 100:1 voting rights, wherein for every 1 share of Preferred Stock held, the Holder shall have 100 common stock votes. The Preferred Stock shall have a conversion right of 10:1, wherein every 1 share of Preferred Stock may be converted into 10 shares of Common Stock. Upon completion of the filing with the Secretary of State of Wyoming and approval by FINRA, the Company shall file with the Commission a copy of the Amendment.

ITEM 8.01	OTHER EVENTS

Corporate Name Change, Symbol Change and Forward Stock Split

The Company’s Board of Directors, having received the unanimous written consent of the shareholders of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Tiger Jiujiang Mining, Inc. to VinCompass Corp. (the “Corporate Name Change”); (ii) a change to the Company’s OTC trading symbol from TIGY to VINA, or if unavailable, to VCPS or VPAS (the “Symbol Change”); and, a 5-for-1 forward stock split (“Forward Split”) of the issued and outstanding shares of Common Stock of the Company, payable as a dividend and upon surrender of certificates. As a result of the Forward Split, the current 8,500,000 issued and outstanding shares of Common Stock shall represent 42,500,000 post Forward Split shares; any and all fractional shares resulting from the Forward Split shall be rounded up to the next whole share. Under Wyoming corporation law, the consent of the holders of a majority of the voting power is effective as stockholders' approval. An Information Statement on Schedule 14F-1 pertaining to the Corporate Name Change, Symbol Change, and Forward Split was not required as the shareholders unanimously voted in favor of the corporate action. We expect the Corporate Name Change, Symbol Change, and Forward Split to be declared effective by FINRA on or before December 31, 2015.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements.

(d)	Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number		Description of Exhibit
16.1		Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, VinCompass, and the shareholders of VinCompass dated November 22, 2015 (1)
	(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER JIUJIANG MINING, INC.
/s/ Chang Ya-Ping
Chang Ya-Ping
President, Secretary, CEO and Director

Date: November 25, 2015